BUSINESS CONSULTING AGREEMENT

      AGREEMENT, made this 3rd day of October, 2001 by and between ThermoElastic Technologies, Inc., whose principle place of business is at 5466 Canvasback Road, Blaine, WA 98230 (the "Company") and Wall Street Watch, Inc., a private corporate having offices at1800 S. Ocean Blvd., Suite 207, Pompano Beach, Florida 33062 (the "Consultant").

      WHEREAS, the Company desires to obtain Consultant's services in connection with the Company's business affairs and Consultant is willing to undertake to provide such services as hereinafter fully set forth;

      AND WHEREAS, The Consultant has substantial experience in the areas of financial consulting, the identification and negotiation of mergers and acquisitions and public relations;

                                   WITNESSETH

NOW, THEREFORE, the parties agree as follows:

1. TERM: The term of this Consulting Agreement shall be for a twelve (12) month period commencing upon the execution hereof by all parties.

2. NATURE OF SERVICES: During the term of this Agreement Consultant shall provide, inter alia, the following services in a timely manner:

      (a) Attend meetings of the Company's Board of directors or Executive Committee(s) when so requested by the Company;
      (b) Attend meetings for and at the request of the Company review, analyze and report on proposed business opportunities;
      (c) Consult with the Company concerning strategic corporate planning and investment policies, including any revision of the Company's business plan when requested by the company;
      (d)   Locate acquisitions for the Company;
      (e)   Assist in negotiating potential acquisitions and mergers;
      (f) Assist in the implements of short term and long term strategic planning as required by the Company;
      (g) Implementation of short range and long term strategic planning to fully develop and enhance the Company's assets, resources, products and services;
      (h) Advise the Company of means to restructure its debt and financial obligations;
      (i) Negotiate with lenders regarding the restructuring of such debt obligations;
      (j) Assist the Company in the monitoring of services provided by the Company's advertising firm, public relations firm (if other than the Consultant) and other professionals to be employed by the Company; and
      (k) Advise and recommend to the Company additional services relating to the present products/services offered by the Company as well as new products/services that may be provided by the Company.

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4.    IT IS AGREED that the Consultant's services will not include any services that constitute the rendering of legal opinions or performance of work that is in the ordinary purview of a certified public accountant or any work that it is the ordinary purview of a registered broker/dealer.

5.    COMPENSATION: The Company agrees to compensate Consultant as follows:

      Upon execution of this Agreement, the Company shall issue 1 million shares of the Company's common stock and Options to purchase 500,000 shares of common stock priced at $0.05 per share and Options to purchase 665,000 shares of common stock priced at $0.10 per share, all in the name of Mel Levine. The shares shall be registered by the Company on a Form S 8 Registration to be undertaken forthwith, all to issued immediately upon execution of this Agreement by all Parities and approval of this Agreement by the Company's Board of Directors.

6. LIABILITY OF CONSULTANT: In furnishing the Company with management advice and other services as herein provided, neither Consultant nor any officer, director or agent thereof shall be liable to the Company or its creditors for errors of judgment or for anything except malfeasance, bad faith or negligence in the performance of its duties or reckless disregard of its obligations and duties under the terms of this agreement.

      It is further understood and agreed that Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as herein provided, Consultant shall not be accountable for any loss suffered by the Company by reason of Company's action or non-action on the basis of any advice, recommendation or approval of Consultant, its employees or agents.

      The parties further acknowledge that Consultant undertakes no responsibility for the accuracy of any statements to be made by management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and the National Association of Securities Dealers.

7. CONFIDENTIALITY: Consultant will not disclose to any other person, firm or corporation, nor use for his own benefit, during or after the term of this Consulting Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by Consultant in the course of his performing services hereunder. (A trade secret is information not generally known to the trade, which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing of pendency of patent applications). Agreement may not be disclosed publicly in any manner without the prior written approval of Consultant.

8. INDEMNIFICATION: The Company agrees to indemnify and hold THE Company, its affiliates, control persons, officers, employees and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that

      Consultant engaged in negligence or willful misconduct in the performance of its services hereunder which gave rise to the losses, claim, damage, liability, cost or expense sought to be recovered hereunder. The provisions of this paragraph shall survive the termination and expiration of this Consulting Agreement.

9. BREACH OF CONTRACT: The sole remedy of the Company in respect of any material breach of this Agreement by Consultant shall be to terminate this Agreement upon the giving of five (5) days prior written notice, in which event all unexercised or partially exercised options shall be null and void and of no effect.

10. INDEPENDENT CONTRACTOR: Consultant and the Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold himself out as, nor shall he taken any action from which other might infer, that he is a partner of, agent of or a joint venture of the Company.

11. HEADINGS: The headings in this Agreement are for reference purpose only and shall not in any way affect the meaning or interpretation of this Agreement.

12. SEVERABILITY OF PROVISION: The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

13. NOTICES: All notices to be given hereunder shall be in writing and sent by fax or registered mail, sent to the appropriate Party as set out below (or to such other address or addresses as either party may, in writing, notify the other of), provided however, that notices given by fax transmissions shall be deemed to have been given at the time and on the date disclosed by the corresponding fax transmission confirmation sheet and, if given by Registered Mail, shall be deemed to have been given five (5) clear days after mailing:

      (i)   Wall Street Watch, Inc.
            Ste. 207
            1800 S. Ocean Blvd.
            Pompano, Florida 33062
            Phone: (954) 782-7007
            Facsimile: (954) 782-3934

      (ii)  ThermoElastic Technologies, Inc.
            Suite 906, 94 Cumberland Street
            Toronto, Ontario M5R 1A3
            Facsimile: (416) 968-3424

      (iii) MISCELLANEOUS:

      a. All final decisions with respect to consultations, advice and services rendered by Consultant to the Company shall rest exclusively with the Company;

      b. This Agreement contains the entire agreement of the parties hereto and there are no representations or warranties other than those contained herein. Neither party may modify this Agreement unless the same is in writing and duly executed by both parties hereto;
      c. By signing this Agreement, the Company admits to have no prior knowledge of any pending S.E.C. or N.A.S.D. investigations into the trading of the securities of the Company or the activities of the Company;
      d. In the event this Agreement or performance hereunder contravene public policy or constitute a material violation of any law or regulation of any federal or state government agency, or either party becomes insolvent or is adjudicated bankrupt or seeks the protection of any provision of the National Bankruptcy Act, or either party is enjoined, or consents to any order relating to any violation of any state or federal securities law, then this agreement shall be deemed terminated, and null and void upon such termination; neither party shall be obligated hereunder and neither party shall have any further liability to the other;
      e. Any controversy or claim arising out of or related to this Agreement shall be settled by arbitration in accordance with the rules and under the auspices of the American Arbitration Association; and any arbitration shall be conducted in the city of Fort Lauderdale in the state of Florida;
      f. This Agreement is subject and conditional upon the approval of the Agreement by the Company's Board of Directors, no later than October 30, 2001, failing which this Agreement shall be null and void and of no affect whatsoever; and
      g.    This Agreement may be signed in counterparts.

      IN WITNESS WHEREOF, the Parties hereto have this day set their hands and seals.


                                            ThermoElastic Technologies, Inc.

                                            By: /s/ Kenneth B. Liebscher
                                                Kenneth B. Liebscher, President


                                            Wall Watch, Inc.

                                            By: /s/ Mel Levine
                                                Mel Levine, President